                   CONTACT:
                   Wendy L. Raway   John R. Danielson    Judith T. Murphy
                   Media Relations  Investor Relations   Investor Relations
                   (612) 973-2429   (612) 973-2261       (612) 973-2264

               U.S. BANCORP REPORTS EARNINGS FOR 2ND QUARTER 2000


--------------------------------------------------------------------------------------------------------------------
                                                        2Q        2Q      PERCENT      YTD       YTD      PERCENT
   EARNINGS SUMMARY                                    2000      1999      CHANGE     2000       1999      CHANGE
--------------------------------------------------------------------------------------------------------------------
   ($ in millions, except per-share data)

   Before merger-related charges and available-
      for-sale securities transactions*:
      Operating earnings                                $402.6    $383.8        4.9    $790.2     $752.4       5.0
      Earnings per common share (diluted)                 0.54      0.53        1.9      1.05       1.03       1.9
      Cash earnings per common share (diluted)**          0.62      0.58        6.9      1.21       1.13       7.1

   Net income                                            393.1     374.3        5.0     772.1      741.1       4.2
   Earnings per common share (diluted)                    0.52      0.51        2.0      1.03       1.02       1.0
   Cash earnings per common share (diluted)**             0.60      0.56        7.1      1.18       1.12       5.4

   Dividends paid per common share                       0.215     0.195       10.3      0.43       0.39      10.3
   Book value per common share (period-end)              10.62      8.70       22.1

   Return on average common equity***(%)                  20.5      24.4                 20.4       24.5
   Return on average assets*** (%)                        1.93      2.02                 1.92       2.01

   Net interest margin (%)                                4.75      4.86                 4.78       4.84
   Efficiency ratio*** (%)                                52.1      49.9                 52.8       50.1
   Banking efficiency ratio****(%)                        44.7      42.4                 45.0       42.9

     * Net merger-related charges and available-for-sale securities transactions totaled $9.5 million, after-tax, in 2Q00 and 2Q99. Net merger-related charges and available-for-sale securities transactions totaled $18.1 million, after-tax, year-to-date 2000, and $11.3 million, after-tax, year-to-date 1999.

     ** calculated by adding amortization of goodwill and other intangible assets to operating earnings and net income, respectively

     *** before merger-related charges and available-for-sale securities transactions

     **** before merger-related charges; without investment banking and brokerage activity

--------------------------------------------------------------------------------------------------------------------

MINNEAPOLIS, July 20, 2000 -- U.S. Bancorp (NYSE: USB) today reported operating earnings of $402.6 million for the second quarter of 2000, compared with $383.8 million for the second quarter of 1999. Operating earnings of $.54 per diluted share in the second quarter of 2000 were $.01 higher than the same period of 1999. Operating earnings on a cash basis increased to $.62 per diluted share in the second quarter of 2000 from $.58 in the second quarter of 1999. Return on average common equity and return on average assets, excluding merger-related charges and available-for-sale securities transactions, were 20.5 percent and
1.93 percent, respectively, in the second quarter of 2000, compared with returns

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 2


of 24.4 percent and 2.02 percent in the second quarter of 1999. The reduction in the Company's return on average common equity from the second quarter of 1999 reflects the impact of recent acquisitions, which were accounted for using purchase accounting.
      Including after-tax merger-related charges and available-for-sale securities transactions of $9.5 million in both of the second quarters of 2000 and 1999, the Company recorded net income for the second quarter of 2000 of $393.1 million, or $.52 per diluted share, compared with $374.3 million, or $.51 per diluted share, for the same period of 1999.
      U.S. Bancorp Chairman and Chief Executive Officer John F. Grundhofer said, "Last December, we announced that we were making investments to improve service quality and to accelerate growth. We are beginning to see the results of these investments. During the second quarter, we recorded strong loan and fee growth and on-plan expenses. However, lagging deposit growth in both Consumer Banking and Wholesale Banking has had a negative impact on net interest income growth.
      "We are confident that we are on the right course, but higher EPS growth will take longer to achieve than we previously expected," Mr. Grundhofer continued. "We remain committed to making the investments necessary to accelerate earnings growth over the next two years. We reviewed and rejected taking actions that would have achieved short-term results by sacrificing long-term growth. Consequently, while we expect continued quarterly improvement in EPS this year, we now expect full-year 2000 earnings to be between $2.18-$2.23 per share, within the range of current analyst expectations."
      Total revenue on a taxable-equivalent basis, before available-for-sale securities transactions, grew by $202.0 million, or 13.7 percent, over the second quarter of 1999. The increase in total revenue was driven by core loan growth, credit card fee revenue and acquisitions. Excluding the impact of acquisitions and divestitures, total revenue on a taxable-equivalent basis, before available-for-sale securities transactions, in the second quarter of 2000 would have been approximately 9.2 percent higher than the second quarter of 1999. Offsetting the growth in total revenue were increases in noninterest expense of $138.8 million and provision for credit losses of $37.0 million over the second quarter of 1999. The growth in expense was primarily due to an increase in expense related to acquisitions, investment banking and brokerage activity and additional investments in sales, service quality and

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 3


technology. In addition to the growth in the Company's on-going technology investment on Internet-related products and services, the second quarter of 2000 included approximately $11.2 million of Internet infrastructure-related expense. As anticipated, the Internet infrastructure-related expense was more than offset in the second quarter by a $35 million gain on the disposal of the Company's ownership interest in the Portland office building.
      Net charge-offs in the second quarter of 2000 were $163.2 million, compared with first quarter of 2000 net charge-offs of $154.0 million and second quarter of 1999 net charge-offs of $140.3 million. Nearly one half of the increase in net charge-offs from the first quarter of 2000 and second quarter of 1999 was due to an expected increase in losses on the growing credit-scored small business lending portfolio. The provision for credit losses of $163.0 million in the second quarter of 2000 essentially equaled net charge-offs for the period. Nonperforming assets increased from $366.6 million at March 31, 2000, to $404.4 million at June 30, 2000, principally due to one commercial credit. The ratio of allowance for credit losses to nonperforming loans was 285 percent at June 30, 2000.
      On April 7, 2000, the Company acquired Oliver-Allen Corporation, a privately-held information technology leasing company. During the second quarter of 2000, the Company also acquired the PitneyWorks-SM- Business Rewards-SM- Visa-Registered Trademark- and Business Visa-Registered Trademark-card portfolios from Pitney Bowes Inc. (NYSE: PBI) and the commercial charge card unit, including the corporate and purchasing card portfolio, of Royal
Bank of Canada.
      On June 27, 2000, the Company announced an agreement to acquire Scripps Financial Corporation of San Diego, which has nine branches in San Diego county and total assets of $650 million. Pending approvals from Scripps shareholders and regulators, the acquisition is expected to close in fourth quarter 2000.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 4



----------------------------------------------------------------------------------------------------------------------------
   LINE OF BUSINESS FINANCIAL PERFORMANCE*
----------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                                                                             YTD 2000
                                  Operating Earnings**     Percent      Operating Earnings**    Percent        Earnings
   Business Line                  2Q 2000     2Q 1999       Change     YTD 2000   YTD 1999      Change       Composition
----------------------------------------------------------------------------------------------------------------------------

   Wholesale Banking                 $175.4       $144.8         21.1      $326.5      $288.3        13.3          41%
   Consumer Banking                   117.6        110.6          6.3       220.8       208.1         6.1           28
   Payment Systems                     53.8         45.2         19.0       102.3        75.8        35.0           13
   Wealth Management &
      Capital Markets                  45.3         49.1         (7.7)      114.3        98.5        16.0           15
   Corporate Support                   10.5         34.1           nm        26.3        81.7          nm            3
                                --------------------------------------------------------------------------------------------

   Consolidated Company              $402.6       $383.8          4.9      $790.2      $752.4         5.0         100%
                             -----------------------------------------------------------------------------------------------
                             -----------------------------------------------------------------------------------------------
   *  preliminary data
   ** net income before merger-related charges and available-for-sale securities transactions
----------------------------------------------------------------------------------------------------------------------------

LINE OF BUSINESS
      Within the Company, financial performance is measured by major lines of business which include: Wholesale Banking, Consumer Banking, Payment Systems, Wealth Management and Capital Markets, and Corporate Support. These segments are determined based on the products and services provided to respond effectively to the needs of a diverse customer base. Business line results are derived from the Company's business unit profitability reporting system. Designations, assignments and allocations may change from time to time as management accounting systems are enhanced or product lines change. During 2000 certain organization and methodology changes were made and 1999 results are presented on a consistent basis.
      Wholesale Banking contributed $175.4 million of the Company's operating earnings in the second quarter of 2000, a 21.1 percent increase over the second quarter of 1999. Strong revenue growth, primarily due to core loan growth and bank acquisitions, was partially offset by an increase in provision for credit losses and higher noninterest expense.
      Consumer Banking contributed $117.6 million of the Company's operating earnings in the second quarter of 2000, a 6.3 percent increase over the second quarter of 1999. Total revenue grew 5.9 percent as the increased value of deposits in a rising interest rate environment and growth in fee income and home equity lending more than offset the reduction in the indirect automobile loan portfolio. A

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 5


reduction in the business line's provision for credit losses, primarily due to improved deposit fraud management and the divestiture of the indirect automobile portfolio, also contributed to the increase in operating earnings over the same quarter of 1999. The Company is currently investing in a number of customer service quality initiatives and enhanced technology designed to improve the earnings growth of the Consumer Banking business line.
      Payment Systems contributed $53.8 million of the Company's operating earnings in the second quarter of 2000, a 19.0 percent increase over the second quarter of 1999. Total revenue grew 18.7 percent over the second quarter of 1999. Strong growth in corporate and retail card product fees and ATM processing-related revenue was partially offset by a slight reduction in net interest income, reflecting the growth in the business line's noninterest-bearing commercial loans. Payment Systems' revenue growth was partially offset by increases in provision for credit losses and noninterest expense over the second quarter of 1999, reflecting continued growth in transaction volume, marketing and investments in new products and technology.
      Wealth Management & Capital Markets contributed $45.3 million of the Company's operating earnings in the second quarter of 2000, a 7.7 percent decrease from the second quarter of 1999. Total revenue grew by 10.1 percent over the second quarter of 1999, due to increases in investment banking, trading account profits and commissions, and growth in loans and deposits in Private Financial Services. Offsetting the positive impact of revenue growth was a 15.6 percent increase in expense, primarily due to the increase in investment banking and brokerage revenue, office expansion and other growth initiatives.
      Corporate Support includes the net effect of support units after internal revenue and expense allocations, treasury management and other corporate activities. The variance in operating earnings in the second quarter of 2000 from the second quarter of 1999 primarily reflects the change in the provision for credit losses residual allocations.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 6



---------------------------------------------------------------------------------------------------------------------------------
   INCOME STATEMENT HIGHLIGHTS
---------------------------------------------------------------------------------------------------------------------------------
   (Taxable-equivalent basis, $ in millions,
         except per-share data)                                      2Q        2Q      PERCENT     YTD        YTD       PERCENT
                                                                    2000      1999      CHANGE     2000       1999       CHANGE
                                                                  ----------------------------- --------------------------------

   Net interest income                                               $879.8    $823.3      6.9    $1,742.1   $1,616.7       7.8
   Provision for credit losses                                        163.0     126.0     29.4       317.0      243.0      30.5
   Noninterest income*                                                801.4     655.9     22.2     1,597.1    1,282.2      24.6
   Noninterest expense*                                               876.6     737.8     18.8     1,764.5    1,453.7      21.4
                                                                  --------------------          ----------------------
   Income before taxes, merger-related charges and
      available-for-sale securities transactions                      641.6     615.4      4.3     1,257.7    1,202.2       4.6
   Taxable-equivalent adjustment                                       17.5      10.7     63.6        34.4       21.4      60.7
   Income taxes*                                                      221.5     220.9      0.3       433.1      428.4       1.1
                                                                  --------------------          ----------------------

   Income before merger-related charges and
      available-for-sale securities transactions                      402.6     383.8      4.9       790.2      752.4       5.0
   Merger-related charges and available-for-sale
      securities transactions (after-tax)                              (9.5)     (9.5)      nm       (18.1)     (11.3)       nm
                                                                  --------------------          ----------------------
   Net income                                                        $393.1    $374.3      5.0      $772.1     $741.1       4.2
                                                                  --------------------          ----------------------
                                                                  --------------------          ----------------------


   Per diluted common share:
       Earnings, before merger-related charges and
          available-for-sale securities transactions                  $0.54     $0.53      1.9       $1.05      $1.03       1.9
                                                                  --------------------          ----------------------
       Earnings on a cash basis, before merger-related charges
          and available-for-sale securities transactions              $0.62     $0.58      6.9       $1.21      $1.13       7.1
                                                                  --------------------          ----------------------

       Net income                                                     $0.52     $0.51      2.0       $1.03      $1.02       1.0
                                                                  --------------------          ----------------------
       Earnings on a cash basis**                                     $0.60     $0.56      7.1       $1.18      $1.12       5.4
                                                                  --------------------          ----------------------

     *   before effect of merger-related charges and available-for-sale securities transactions
     **  calculated by adding amortization of goodwill and other intangible assets to net income
--------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME
         Second quarter net interest income on a taxable-equivalent basis was $879.8 million, compared with $823.3 million recorded in the second quarter of 1999. Average earning assets for the period increased over the second quarter of 1999 by $6.6 billion, or 9.7 percent, primarily driven by core commercial and home equity and second mortgage loan growth and bank acquisitions, partially offset by

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 7


reductions in securities, indirect automobile loans and residential mortgage loans. The net interest margin decreased in the second quarter of 2000 to 4.75 percent, compared with 4.86 percent in the second quarter of 1999, reflecting margin compression on consumer asset products and lagging deposit growth relative to the growth in earning assets.
      Excluding indirect automobile and residential mortgage loans, average loans for the second quarter were higher by $8.2 billion, or 15.1 percent, than the second quarter of 1999. The decline in indirect automobile loans reflects a $1.8 billion loan sale completed in the third quarter of 1999. The Company is in the process of exiting this business. Without the bank acquisitions, average loans, excluding indirect automobile and residential mortgage loans, were approximately 10.2 percent higher than the second quarter of 1999.
      Average available-for-sale securities for the second quarter of 2000 were lower than the second quarter of 1999 by $378 million, or 7.4 percent, reflecting both maturities and sales of securities.


----------------------------------------------------------------------------------------------------------------------------
    AVERAGE LOANS
---------------------------------------------------------------------------------------------------------------------------
    ($ in millions)                                        2Q         2Q        PERCENT      YTD        YTD        PERCENT
                                                          2000       1999        CHANGE      2000       1999        CHANGE
                                                       ---------------------------------------------------------------------

    Commercial                                            $28,952    $24,629       17.6      $28,094    $24,212       16.0
    Commercial real estate                                 14,484     11,982       20.9       14,432     11,735       23.0
    Lease financing                                         2,629      2,245       17.1        2,478      2,237       10.8
                                                       ----------------------             ----------------------
       Total commercial                                    46,065     38,856       18.6       45,004     38,184       17.9

    Home equity and second mortgage                         8,934      7,804       14.5        8,839      7,645       15.6
    Credit card                                             4,184      3,988        4.9        4,139      4,001        3.4
    Other                                                   3,752      4,044       (7.2)       3,757      4,071       (7.7)
                                                       ----------------------             ----------------------
       Total consumer, excl. indirect automobile
           and residential mortgage                        16,870     15,836        6.5       16,735     15,717        6.5

    Indirect automobile                                       448      2,829      (84.2)         489      2,892      (83.1)
    Residential mortgage                                    2,615      2,800       (6.6)       2,625      2,912       (9.9)
                                                       ----------------------             ----------------------

    Total loans                                           $65,998    $60,321        9.4      $64,853    $59,705        8.6
                                                       ----------------------             ----------------------
                                                       ----------------------             ----------------------
    Total loans, excl. indirect automobile
       and residential mortgage                           $62,935    $54,692       15.1      $61,739    $53,901       14.5
                                                       ----------------------             ----------------------
                                                       ----------------------             ----------------------

----------------------------------------------------------------------------------------------------------------------------

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 8


      Average noninterest-bearing deposits were higher in the second quarter of 2000 by $701 million, or 5.2 percent, and average total deposits were higher by $2.4 billion, or 5.0 percent, during the same period, reflecting bank acquisitions.


--------------------------------------------------------------------------------------------------------------------------
   NONINTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                    2Q          2Q       PERCENT        YTD         YTD      PERCENT
                                                     2000        1999       CHANGE       2000        1999       CHANGE
                                                  -----------------------------------------------------------------------

   Credit card fee revenue                             $177.1      $148.7       19.1       $336.6      $275.5       22.2
   Trust and investment management fees                 117.0       112.2        4.3        234.1       229.4        2.0
   Service charges on deposit accounts                  117.5       107.5        9.3        226.5       210.9        7.4
   Investment products fees and commissions              81.8        91.6      (10.7)       198.0       180.2        9.9
   Investment banking revenue                            72.8        60.3       20.7        166.8        96.5       72.8
   Trading account profits and commissions               58.2        50.5       15.2        141.8       102.0       39.0
   Other                                                177.0        85.1      108.0        293.3       187.7       56.3
                                                  ------------------------            ------------------------
       Subtotal                                         801.4       655.9       22.2      1,597.1     1,282.2       24.6

   Available-for-sale securities gains                    0.3          --                      --          --
                                                  ------------------------            ------------------------

   Total noninterest income                            $801.7      $655.9                $1,597.1    $1,282.2
                                                  ------------------------            ------------------------
                                                  ------------------------            ------------------------


--------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
      Second quarter noninterest income, before available-for-sale securities transactions, was $801.4 million, an increase of $145.5 million, or 22.2 percent, from the same quarter of 1999. Excluding the impact of acquisitions and divestitures, noninterest income, before available-for-sale transactions, in the second quarter of 2000 would have been approximately 16.6 percent higher than the second quarter of 1999. Credit card fee revenue was higher quarter over quarter by $28.4 million, or 19.1 percent, reflecting continued growth in corporate and retail card product fees and ATM processing-related revenue. The increase in other income in the second quarter of 2000 included a $35 million gain on the disposal of the Company's ownership in the Portland office building, in addition to growth due to acquisitions and on-going business line initiatives.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 9


-----------------------------------------------------------------------------------------------------------------------
   NONINTEREST EXPENSE
-----------------------------------------------------------------------------------------------------------------------
   ($ in millions)                                      2Q        2Q      PERCENT       YTD        YTD      PERCENT
                                                       2000      1999      CHANGE      2000        1999      CHANGE
                                                    ------------------------------------------------------------------

   Salaries and employee benefits                       $483.4    $410.3       17.8      $991.6     $834.4       18.8
   Net occupancy                                          55.2      49.9       10.6       112.3       99.9       12.4
   Furniture and equipment                                40.5      39.0        3.8        81.6       77.1        5.8
   Professional services                                  24.4      16.6       47.0        43.5       30.6       42.2
   Telephone                                              21.8      17.4       25.3        43.1       35.4       21.8
   Advertising and marketing                              22.0      12.7       73.2        37.8       27.7       36.5
   Other personnel costs                                  19.2      19.8       (3.0)       31.5       32.5       (3.1)
   Goodwill and other intangible assets                   58.4      36.6       59.6       115.0       74.4       54.6
   Other                                                 151.7     135.5       12.0       308.1      241.7       27.5
                                                    ---------------------           -----------------------
      Subtotal                                           876.6     737.8       18.8     1,764.5    1,453.7       21.4

   Merger-related charges                                 15.0      15.0                   28.1       17.9
                                                    ---------------------           -----------------------

   Total noninterest expense                            $891.6    $752.8               $1,792.6   $1,471.6
                                                    ---------------------           -----------------------
                                                    ---------------------           -----------------------


-----------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
     Second quarter noninterest expense, before merger-related charges, totaled $876.6 million, an increase of $138.8 million, or 18.8 percent, from the second quarter of 1999. The increase in expense over the second quarter of 1999 was primarily the result of acquisitions and the Company's continuing investment in sales, service quality and technology. In addition to on-going investments in Internet-related products and services, the second quarter of 2000 included approximately $11.2 million of incremental spending on Internet infrastructure-related initiatives.
     The $15.0 million of merger-related charges incurred in the second quarter of 2000 were related to the integration of the Company's various acquisitions, including Western Bancorp and Peninsula Bank of San Diego.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 10



----------------------------------------------------------------------------------------------------------------
    ALLOWANCE FOR CREDIT LOSSES
----------------------------------------------------------------------------------------------------------------
    ($ in millions)                                         2Q         1Q         4Q         3Q        2Q
                                                           2000       2000       1999       1999      1999
                                                        ------------------------------------------------------

    Balance, beginning of period                          $1,011.1      $995.4    $966.3     $968.2    $982.5

    Net charge-offs
         Commercial                                           57.5        44.8      47.0       32.7      29.9
         Consumer                                            105.7       109.2      99.0      109.1     110.4
                                                        ------------------------------------------------------
                                                             163.2       154.0     146.0      141.8     140.3
    Total

    Provision for credit losses                              163.0       154.0     146.0      142.0     126.0
    Acquisitions and other additions (reductions)             28.5        15.7      29.1       (2.1)       --
                                                        ------------------------------------------------------

    Balance, end of period                                $1,039.4    $1,011.1    $995.4     $966.3    $968.2
                                                        ------------------------------------------------------
                                                        ------------------------------------------------------

    Net charge-offs to average loans (%)                      0.99        0.97      0.94       0.92      0.93
    Allowance for credit losses to
         period-end loans (%)                                 1.54        1.56      1.58       1.60      1.59


----------------------------------------------------------------------------------------------------------------


CREDIT QUALITY
      Total net charge-offs in the second quarter of 2000 were $163.2 million, compared with the first quarter of 2000 net charge-offs of $154.0 million and the second quarter of 1999 net charge-offs of $140.3 million. Consumer loan net charge-offs of $105.7 million were less than the same period of 1999 and $3.5 million, or 3.2 percent, less than the first quarter of 2000. Consumer loan net charge-offs as a percent of average loans outstanding were 2.13 percent in the second quarter of 2000, compared with 2.22 percent and 2.06 percent in the first quarter of 2000 and second quarter of 1999, respectively.
      Commercial loan net charge-offs were $57.5 million for the second quarter of 2000, or .50 percent of average loans outstanding, compared with $44.8 million, or .41 percent, in the first quarter of 2000 and $29.9 million, or .31 percent of average loans outstanding, in the second quarter of 1999. Net charge-offs in the second quarter of 2000 included expected higher losses on a growing portfolio of credit-scored small business and commercial payment systems products. Commercial loan net charge-

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 11


offs, excluding net charge-offs of credit-scored small business and commercial payment systems products, were $34.4 million, or .32 percent of the associated average loans outstanding, compared with $24.2 million, or .23 percent on the same basis, in the first quarter of 2000.

----------------------------------------------------------------------------------------------------------------------------
   CONSUMER CREDIT
----------------------------------------------------------------------------------------------------------------------------
   (Percent)                                                    JUN 30      MAR 31      DEC 31      SEP 30     JUN 30
                                                                 2000        2000        1999        1999       1999
                                                              -----------------------------------------------------------
   Net Charge-off Ratios:*
     Credit cards                                                    4.59        3.84        3.67       3.50        4.69
     Other consumer                                                  1.75        2.09        1.87       1.97        1.73
        Subtotal, excl. residential mortgage                         2.44        2.51        2.31       2.30        2.36

     Residential mortgage                                            0.12        0.35        0.07       0.12        0.09
        Total consumer                                               2.13        2.22        2.01       2.03        2.06

   Consumer Delinquency Ratios (including NPLs):
        Past due 30+ days                                            2.58        2.57        2.65       2.43        2.24
        Past due 90+ days                                            0.80        0.84        0.79       0.70        0.65

*  annualized and calculated on average loan balances
----------------------------------------------------------------------------------------------------------------------------

        Consumer loans 30 days or more past due were 2.58 percent of the portfolio at June 30, 2000, compared with 2.57 percent at March 31, 2000, and
2.24 percent at June 30, 1999.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 12




-----------------------------------------------------------------------------------------------------------------
    ASSET QUALITY
-----------------------------------------------------------------------------------------------------------------
    ($ in millions)
                                                             JUN 30    MAR 31    DEC 31     SEP 30    JUN 30
                                                              2000      2000      1999       1999      1999
                                                           ----------------------------------------------------
    Nonperforming loans
         Commercial                                            $243.6    $186.7    $161.2     $170.6    $184.2
         Commercial real estate                                  78.7      93.8     104.2       87.6      68.3
         Consumer                                                42.9      45.9      44.6       37.0      43.7
                                                           ----------------------------------------------------
                                                                365.2     326.4     310.0      295.2     296.2
    Total

    Other real estate                                            22.7      23.8      20.7       19.7      14.2
    Other nonperforming assets                                   16.5      16.4      16.8       10.5       9.8
                                                           ----------------------------------------------------

    Total nonperforming assets*                                $404.4    $366.6    $347.5     $325.4    $320.2
                                                           ----------------------------------------------------
                                                           ----------------------------------------------------

    Accruing loans 90 days past due                            $153.4    $133.4    $125.8     $106.7    $100.6
                                                           ----------------------------------------------------
                                                           ----------------------------------------------------

    Allowance to nonperforming loans (%)                          285       310       321        327       327
    Allowance to nonperforming assets (%)                         257       276       286        297       302
    Nonperforming assets to loans
         plus ORE (%)                                            0.60      0.56      0.55       0.54      0.53

    *  does not include accruing loans 90 days past due
-----------------------------------------------------------------------------------------------------------------

      The allowance for credit losses was $1,039.4 million at June 30, 2000, higher than the allowance for credit losses of $1,011.1 million at March 31, 2000, due to additions related to the acquisition of Oliver-Allen Corporation and the Pitney Bowes and Royal Bank of Canada credit card portfolio purchases. The ratio of allowance for credit losses to nonperforming loans was 285 percent at June 30, 2000, down from the ratio of 310 percent at March 31, 2000.
         Nonperforming assets at June 30, 2000, totaled $404.4 million, compared with $366.6 million at March 31, 2000, and $320.2 million at June 30, 1999. The increase in nonperforming assets from March 31, 2000, to June 30, 2000, was principally due to one commercial credit. The ratio of nonperforming assets to loans and other real estate was .60 percent at June 30, 2000, compared with .56 percent at March 31, 2000, and .53 percent at June 30, 1999.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 13


---------------------------------------------------------------------------------------------------------------------
   CAPITAL POSITION
---------------------------------------------------------------------------------------------------------------------
   (Percent)                                              JUN 30     MAR 31      DEC 31      SEP 30      JUN 30
                                                           2000       2000        1999        1999        1999
                                                        ----------------------------------------------------------

   Common equity to assets                                     9.2         9.3         9.4         8.7        8.2
   Tangible common equity to assets*                           6.4         6.4         6.5         6.5        6.3
   Tier 1 capital ratio                                        6.6         6.6         6.8         6.7        6.6
   Total risk-based capital ratio                             10.7        10.9        11.1        11.3       11.1
   Leverage ratio                                              7.2         7.2         7.4         7.1        7.1

   *  calculated by deducting goodwill from common equity and assets
---------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
   COMMON SHARES
------------------------------------------------------------------------------------------------------
   (Millions)                                              2Q       1Q       4Q      3Q       2Q
                                                          2000     2000     1999    1999     1999
                                                        --------------------------------------------

   Beginning shares outstanding                            749.0    753.3    730.4   725.0    726.4

   Shares issued for stock option and stock purchase
     plans, acquisitions and other corporate purposes        4.3      5.7     30.2    10.4      1.6
   Shares repurchased                                       (6.2)   (10.0)    (7.3)   (5.0)    (3.0)
                                                        --------------------------------------------
   Ending shares outstanding                               747.1    749.0    753.3   730.4    725.0
                                                        --------------------------------------------
                                                        --------------------------------------------

------------------------------------------------------------------------------------------------------

      On February 16, 2000, the Company announced a share repurchase program of up to $2.5 billion of common stock over the period ending March 31, 2002. During the second quarter of 2000, the Company repurchased 6.2 million shares under the program for a total dollar value of $143.4 million.

U.S. Bancorp Reports Second Quarter 2000 Results
July 20, 2000
Page 14


         Minneapolis-based U.S. Bancorp ("USB"), with $86 billion in assets, is the 11th largest financial services holding company in the nation and operates approximately 1,000 banking offices in the Midwest and West. The Company provides comprehensive banking, trust, investment, and payment systems products and services to consumers, businesses and institutions. It operates a network of 5,300 ATMs and provides 24-hour, seven-days-a-week telephone customer service. The Company offers full-service brokerage services at approximately 100 offices through U.S. Bancorp Piper Jaffray. The Company is the largest provider of Visa corporate and purchasing cards in the world, and is one of the largest providers of corporate trust services in the nation. For further information, please see the U.S. Bancorp web site at WWW.USBANK.COM.

FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements cover, among other things, earnings per share estimates and projected earnings growth, anticipated future expenses and revenues, and the future prospects of the Company's consumer banking business. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following, in addition to those contained in the Company's reports on file with the SEC: (i) the Company's investments in its consumer banking, payment systems and wealth management businesses and in its Internet development could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to Company earnings; (ii) general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for credit losses, or a reduced demand for credit or fee-based products and services; (iii) changes in the domestic interest rate environment could reduce net interest income and could increase credit losses; (iv) the conditions of the securities markets could change, adversely affecting revenues from capital markets businesses, the value or credit quality of the Company's on-balance sheet and off-balance sheet assets, or the availability and terms of funding necessary to meet the Company's liquidity needs; (v) changes in the extensive laws, regulations and policies governing financial services companies could alter the Company's business environment or affect operations; (vi) the potential need to adapt to industry changes in information technology systems, on which the Company is highly dependent, could present operational issues or require significant capital spending; (vii) competitive pressures could intensify and affect the Company's profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, technological developments such as the Internet, or bank regulatory reform; and (viii) acquisitions may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated, or may result in unforeseen integration difficulties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.


                                       ###

U. S. Bancorp
CONSOLIDATED STATEMENT OF INCOME


                                                                                     Three Months Ended        Six Months Ended
                                                                                  --------------------------------------------------
(Dollars in Millions, Except Per Share Data)                                           June 30     June 30      June 30      June 30
(Unaudited)                                                                               2000        1999         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                                 $1,517.5    $1,272.2     $2,944.4     $2,510.7
Securities
   Taxable                                                                                58.5        59.8        118.8        124.4
   Exempt from federal income taxes                                                       13.8        14.3         27.8         29.0
Other interest income                                                                     64.9        38.6        127.3         72.8
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------
          Total interest income                                                        1,654.7     1,384.9      3,218.3      2,736.9
INTEREST EXPENSE
Deposits                                                                                 402.2       308.8        775.1        620.4
Federal funds purchased and repurchase agreements                                         45.7        43.6         89.5         83.0
Other short-term funds borrowed                                                           15.0        12.1         28.6         25.0
Long-term debt                                                                           310.2       188.4        578.8        374.5
Company-obligated mandatorily redeemable preferred securities of subsidiary
  trusts holding solely the junior subordinated debentures of the parent company          19.3        19.4         38.6         38.7
                                                                                  --------------------------------------------------
          Total interest expense                                                         792.4       572.3      1,510.6      1,141.6
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------
Net interest income                                                                      862.3       812.6      1,707.7      1,595.3
Provision for credit losses                                                              163.0       126.0        317.0        243.0
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------
Net interest income after provision for credit losses                                    699.3       686.6      1,390.7      1,352.3
NONINTEREST INCOME
Credit card fee revenue                                                                  177.1       148.7        336.6        275.5
Trust and investment management fees                                                     117.0       112.2        234.1        229.4
Service charges on deposit accounts                                                      117.5       107.5        226.5        210.9
Investment products fees and commissions                                                  81.8        91.6        198.0        180.2
Investment banking revenue                                                                72.8        60.3        166.8         96.5
Trading account profits and commissions                                                   58.2        50.5        141.8        102.0
Available-for-sale securities gains                                                         .3          --           --           --
Other                                                                                    177.0        85.1        293.3        187.7
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------
          Total noninterest income                                                       801.7       655.9      1,597.1      1,282.2
NONINTEREST EXPENSE
Salaries                                                                                 414.1       356.7        846.2        710.8
Employee benefits                                                                         69.3        53.6        145.4        123.6
Net occupancy                                                                             55.2        49.9        112.3         99.9
Furniture and equipment                                                                   40.5        39.0         81.6         77.1
Professional services                                                                     24.4        16.6         43.5         30.6
Telephone                                                                                 21.8        17.4         43.1         35.4
Advertising and marketing                                                                 22.0        12.7         37.8         27.7
Other personnel costs                                                                     19.2        19.8         31.5         32.5
Goodwill and other intangible assets                                                      58.4        36.6        115.0         74.4
Merger-related charges                                                                    15.0        15.0         28.1         17.9
Other                                                                                    151.7       135.5        308.1        241.7
                                                                                  --------------------------------------------------
          Total noninterest expense                                                      891.6       752.8      1,792.6      1,471.6
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------

Income before income taxes                                                               609.4       589.7      1,195.2      1,162.9
Applicable income taxes                                                                  216.3       215.4        423.1        421.8
                                                                                  --------------------------------------------------
Net income                                                                              $393.1      $374.3       $772.1       $741.1
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------

EARNINGS PER COMMON SHARE
Average shares outstanding                                                         746,011,809 723,239,415  747,175,679  722,940,060
Earnings per share                                                                        $.53        $.52        $1.03        $1.03
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------

Diluted average shares outstanding                                                 748,894,830 729,263,697  749,881,897  728,833,052
Diluted earnings per share                                                                $.52        $.51        $1.03        $1.02
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------


SELECTED AVERAGE BALANCES                                                            Three Months Ended        Six Months Ended
                                                                                  --------------------------------------------------
(Dollars in Millions)                                                                  June 30     June 30      June 30      June 30
(Unaudited)                                                                               2000        1999         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
Earning assets                                                                         $74,545     $67,979      $73,344      $67,362
Total assets                                                                            84,085      76,072       82,927       75,593
Total shareholders' equity                                                               7,884       6,312        7,790        6,200
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------

U.S. Bancorp
CONSOLIDATED ENDING BALANCE SHEET


                                                                                               June 30    December 31       June 30
(Dollars in Millions)                                                                             2000           1999          1999
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (Unaudited)                  (Unaudited)
ASSETS
Cash and due from banks                                                                         $3,775         $4,036        $3,748
Federal funds sold                                                                                 653            713           139
Securities purchased under agreements to resell                                                    384            324           381
Trading account securities                                                                         765            617           639
Available-for-sale securities                                                                    4,526          4,871         5,313
Loans                                                                                           67,384         62,885        60,896
   Less allowance for credit losses                                                              1,039            995           968
                                                                                       ---------------------------------------------
   Net loans                                                                                    66,345         61,890        59,928
Premises and equipment                                                                             855            862           856
Interest receivable                                                                                493            433           438
Customers' liability on acceptances                                                                166            152           156
Goodwill and other intangible assets                                                             3,188          3,066         2,058
Other assets                                                                                     5,024          4,566         3,734
                                                                                       ---------------------------------------------
      Total assets                                                                             $86,174        $81,530       $77,390
                                                                                       ---------------------------------------------
                                                                                       ---------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                                         $16,223        $16,050       $15,394
   Interest-bearing                                                                             29,842         29,671        29,337
   Time certificates of deposit greater than $100,000                                            6,480          5,809         4,536
                                                                                       ---------------------------------------------
      Total deposits                                                                            52,545         51,530        49,267
Federal funds purchased                                                                            209            297           868
Securities sold under agreements to repurchase                                                     998          1,235         1,180
Other short-term funds borrowed                                                                    827            724         1,154
Long-term debt                                                                                  19,762         16,563        15,227
Company-obligated mandatorily redeemable preferred securities of subsidiary
  trusts holding solely the junior subordinated debentures of the parent company                   950            950           950
Acceptances outstanding                                                                            166            152           156
Other liabilities                                                                                2,786          2,441         2,280
                                                                                       ---------------------------------------------
      Total liabilities                                                                         78,243         73,892        71,082
Shareholders' equity
   Common stock                                                                                    948            943           931
   Capital surplus                                                                               1,457          1,399         1,203
   Retained earnings                                                                             5,839          5,389         4,913
   Accumulated other comprehensive income                                                          (71)           (62)           (2)
   Treasury stock                                                                                 (242)           (31)         (737)
                                                                                       ---------------------------------------------
      Total shareholders' equity                                                                 7,931          7,638         6,308
                                                                                       ---------------------------------------------
      Total liabilities and shareholders' equity                                               $86,174        $81,530       $77,390
                                                                                       ---------------------------------------------
                                                                                       ---------------------------------------------